                      AMENDED AND RESTATED PROMISSORY NOTE

$250,000                                                          March 13, 1998
Principal Amount                                              New York, New York


            FOR VALUE RECEIVED, Andrew Gregor, an individual, whose residence is at 11 Lighthouse Lane, Greenwich, CT 06870 (the "Maker"), hereby promises to pay to the order of GT Interactive Software Corp., a Delaware corporation (the "Payee"), or its assigns, the sum of Two Hundred Fifty Thousand Dollars ($250,000) on August 31, 2000 (the "Maturity Date"), together with interest accrued from August 31, 1996 on the unpaid principal balance hereunder, at a rate of six and fifteen one-hundredths percent (6.15%) per annum. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be due and payable on the Maturity Date.

            This Note amends and restates, and replaces (but does not discharge), the obligations of the Maker to the Payee under that certain promissory note dated August 31, 1996.

            In the event that the Maker exercises from time to time any of his employee stock options to purchase common stock, par value $0.01 per share, of the Payee (the "Common Stock"), an amount equal to the Partial Repayment Amount (as defined below), which in no event shall exceed the then outstanding amount under this Note, shall become due and payable simultaneously with such exercise, all without demand or notice of any kind, and the holder may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, in the holder's sole discretion. The payment of the Partial Repayment Amount will not fully discharge the obligations of the Maker under this Note unless and until such Partial Repayment Amount equals the then outstanding amount under this Note.

            As used herein, the term "Partial Repayment Amount" shall mean such portion of the unpaid principal of and interest on this Note equal to (i) (x) the closing sale price of a share of Common Stock as reported on the Nasdaq National Market System (or such other national securities exchange or national trading system on which such common stock is then traded) (with respect to any trading day, the "Closing Sale Price") on the last trading day immediately preceding the date of such exercise, multiplied by (y) the number of shares of Common Stock for which such options were exercised (the "Option Shares"), minus
(ii) the aggregate option exercise price for such options, provided, however, that if the Option Shares are sold within five business days of such exercise, then the Partial Repayment Amount shall be equal to the proceeds, net of any actually incurred broker's commission, of such sale paid or payable to the Maker.

            Upon the occurrence of any of the following events:

            (a) The average Closing Sale Price over any ten (10) consecutive trading days of a share of Common Stock shall be equal to or exceed $18.00 per share, and the holder thereafter makes a demand of repayment of amounts owed under this Note; or

            (b) In the event that the Maker's employment with the Payee shall be terminated for Cause (as defined in the Employment Agreement dated April 19, 1996 between the Payee and the Maker or any subsequent employment agreement between the Maker and the Payee) or by reason of his voluntary resignation or retirement;

all unpaid principal of and interest on this Note shall become due and payable,
(A) in the case of the occurrence of the events set forth in clause (a) of this sentence, within 30 days of the Payee's demand of repayment, or (B) in the case of the occurrence of any of the events set forth in clause (b) of this sentence, within 90 days of the effective date of termination of the Maker's employment, in each case all without demand or notice of any kind other than as expressly provided for in this sentence, and the holder may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, in the holder's sole discretion.

            This Note may be prepaid in full or in part (with interest to the date of prepayment) at any time without premium or penalty.

            All payments received hereunder shall be applied first to the payment of accrued interest (if applicable) and any expenses or charges payable hereunder (in such order as Payee may determine) and the balance, if any, to principal.

            In the event of any failure to make a full and timely payment of any amount due under this Note, Maker will pay to the holder such further amount as shall be sufficient to cover all costs and expenses directly or indirectly incurred in connection with any action relating to collection of this Note and/or the enforcement of the holder's rights, including but not limited to attorneys' fees, expenses and disbursements.

            No course of dealing and no delay on the part of the holder of this
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice any of such holder's rights, powers and remedies, and no single or partial exercise of a right, power or remedy shall preclude a further exercise thereof or the exercise of another right, power or remedy.

            The Maker hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this Note.

            This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

            All of the terms and provisions of this Note shall be applicable to and binding upon each and every maker, holder, endorser, surety, guarantor, and all other persons who are or may become liable for the payment hereof and their respective successors or assigns.

            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date and year first above written.



                                           /s/ Andrew Gregor
                                         -----------------------
                                              Andrew Gregor

                                      - 3 -